UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2009

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See the discussion in Item 2.03 below, which is incorporated herein by reference.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 6, 2009, Point.360 entered an Assignment and Assumption of Lease and Landlord Consent (the “Lease Agreement”) with Benita Holdings, LLC and Moving Images NY LLC (“MI”) whereby Point.360 assumed the real estate obligations of MI with respect to the lease of 11,000 square feet of office space in New York City.  The Lease Agreement provides for rental payments totaling approximately $4.5 million from April 6, 2009 through June 30, 2016.  The Lease Agreement may be terminated by Point.360 after December 31, 2010 upon 12 months written notice and the payment of a $300,000 termination fee, which fee shall decline to $200,000 if the lease is terminated after December 31, 2011.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Assignment and Assumption of Lease and Landlord Consent dated April 6, 2009 among Point.360,Benita Holdings, LLC and Moving Images NY LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

April 10, 2009	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer